                                                                     EXHIBIT 2.1


                         AGREEMENT AND PLAN OF MERGER
                        OF PILOT NETWORK SERVICES, INC.
                            A DELAWARE CORPORATION,
                                      AND
                         PILOT NETWORK SERVICES, INC.
                           A CALIFORNIA CORPORATION

     This Agreement and Plan of Merger dated as of July___, 1998 (the "Agreement") is between Pilot Network Services, Inc. a California corporation
 ---------
("Pilot-California"), and Pilot Network Services, Inc., a Delaware corporation
  ----------------
("Pilot-Delaware").  Pilot-Delaware and Pilot-California are sometimes referred
  --------------
to in this Agreement as the "Constituent Corporations."
                             ------------------------

                                   RECITALS
                                   --------

     A. Pilot-Delaware is a corporation duly organized and existing under the laws of the State of Delaware and has an authorized capital of 50,832,810 shares, 40,000,000 of which are designated "Common Stock," $0.001 par value, and
                                            ------------
10,832,810 shares of Preferred Stock, of which 1,400,000 shares have been designated Series A Preferred Stock, 1,913,424 shares have been designated Series B Preferred Stock, 1,210,068 shares have been designated Series C Preferred Stock, 1,686,200 have been designated Series D Preferred Stock, 783,118 shares have been designated Series E Preferred Stock, and 1,840,000 shares have been designated Series F Preferred Stock (collectively the "Preferred Stock"). As of July ____, 1998, 100 shares of Pilot-Delaware Common
 ---------------
Stock were issued and outstanding, all of which are held by Pilot-California, and no shares of Preferred Stock were issued and outstanding.

     B. Pilot-California is a corporation duly organized and existing under the laws of the State of California and has an authorized capital of 30,000,000 shares, 20,000,000 of which are designated "Common Stock," $0.001 par value,
                                            ------------
10,000,000 of which are designated "Preferred Stock," $0.001 par value, of which
                                    ---------------
700,000 shares have been designated Series A Preferred Stock, 956,712 shares have been designated Series B Preferred Stock, 605,034 shares have been designated Series C Preferred Stock, 843,100 shares have been designated Series D Preferred Stock, 391,559 shares have been designated Series E Preferred Stock, and 920,000 shares have been designated Series F Preferred Stock (collectively the "Preferred Stock"). 1,025,268 shares of Common Stock, 700,000 shares of
     ---------------
Series A Preferred Stock, 830,822 shares of Series B Preferred Stock, 605,034 shares of Series C Preferred Stock, 744,100 shares of Series D Preferred Stock, 391,559 shares of Series E Preferred Stock and 610,000 shares of Series F Preferred Stock are issued and outstanding.

     C. The Board of Directors of Pilot-California has determined that, for the purpose of effecting the reincorporation of Pilot-California in the State of Delaware, it is advisable and in the best interests of Pilot-California that Pilot-California merge with and into Pilot-Delaware upon the terms and conditions provided in this Agreement.

     D. The respective Boards of Directors of Pilot-Delaware and Pilot-California have approved this Agreement and have directed that this Agreement be submitted to a vote of their respective stockholders and executed by the undersigned officers.

                                   AGREEMENT
                                   ---------

     In consideration of the mutual agreements and covenants set forth herein, Pilot-Delaware and Pilot-California hereby agree, subject to the terms and conditions hereinafter set forth, as follows:

     1.   MERGER.
          ------

          1.1  MERGER.  In accordance with the provisions of this Agreement, the
               ------
Delaware General Corporation Law and the California General Corporation Law, Pilot-California shall be merged with and into Pilot-Delaware (the "Merger"),
                                                                    ------
the separate existence of Pilot-California shall cease and Pilot Network Services, Inc. -Delaware shall be, and is sometimes referred to below as, the "Surviving Corporation," and the name of the Surviving Corporation shall be
 ---------------------
Pilot Network Services, Inc.

          1.2  FILING AND EFFECTIVENESS.  The Merger shall become effective upon
               ------------------------
completion of the following actions:

               (a) Adoption and approval of this Agreement and the Merger by the stockholders of each Constituent Corporation in accordance with the applicable requirements of the Delaware General Corporation Law and the California General Corporation Law;

               (b) The satisfaction or waiver of all of the conditions precedent to the consummation of the Merger as specified in this Agreement; and

               (c) The filing with the Secretary of State of Delaware of an executed Certificate of Merger or an executed counterpart of this Agreement meeting the requirements of the Delaware General Corporation Law.

     The date and time when the Merger becomes effective is referred to in this Agreement as the "Effective Date of the Merger."
                  ----------------------------

          1.3  EFFECT OF THE MERGER.  Upon the Effective Date of the Merger, the
               --------------------
separate existence of Pilot-California shall cease and Pilot-Delaware, as the Surviving Corporation, (a) shall continue to possess all of its assets, rights, powers and property as constituted immediately prior to the Effective Date of the Merger, (b) shall be subject to all actions previously taken by its and Pilot-California's Board of Directors, (c) shall succeed, without other transfer, to all of the assets, rights, powers and property of Pilot-California in the manner more fully set forth in Section 259 of the Delaware General Corporation Law, (d) shall continue to be subject to all of the debts, liabilities and obligations of Pilot-Delaware as constituted immediately prior to the Effective Date of the Merger, and (e) shall succeed, without other transfer, to all of the debts, liabilities and obligations of Pilot-California in the same manner as if Pilot-Delaware had itself incurred them, all as more fully provided under the applicable provisions of the Delaware General Corporation Law and the California General Corporation Law.

     2.   CHARTER DOCUMENTS, DIRECTORS AND OFFICERS
          -----------------------------------------

     2.1  CERTIFICATE OF INCORPORATION.  The Certificate of Incorporation of
          ----------------------------
Pilot-Delaware as in effect immediately prior to the Effective Date of the Merger shall continue in full force and effect as the Certificate of Incorporation of the Surviving Corporation until duly amended in accordance with the provisions thereof and applicable law.

     2.2  BYLAWS.  The Bylaws of Pilot-Delaware as in effect immediately prior
          ------
to the Effective Date of the Merger shall continue in full force and effect as the Bylaws of the Surviving Corporation until duly amended in accordance with the provisions thereof and applicable law.

     2.3  DIRECTORS AND OFFICERS.  The directors and officers of Pilot-Delaware
          ----------------------
immediately prior to the Effective Date of the Merger shall be the directors and officers of the Surviving Corporation until their successors shall have been duly elected and qualified or as otherwise provided by law, the Certificate of Incorporation of the Surviving Corporation or the Bylaws of the Surviving Corporation.

     3.   MANNER OF CONVERSION OF STOCK
          -----------------------------

     3.1  PILOT NETWORK SERVICES, INC. -CALIFORNIA COMMON STOCK.  Upon the
          -----------------------------------------------------
Effective Date of the Merger, each one share of Pilot-California Common Stock issued and outstanding immediately prior thereto shall, by virtue of the Merger and without any action by the Constituent Corporations, the holder of such share or any other person, be converted into and exchanged for two fully paid and nonassessable share of Common Stock, $0.001 par value, of the Surviving Corporation.

     3.2  PILOT NETWORK SERVICES, INC. -CALIFORNIA PREFERRED STOCK.  Upon the
          --------------------------------------------------------
Effective Date of the Merger, each share of Pilot-California Series A, B, C, D, E and F Preferred Stock, issued and outstanding immediately prior thereto, which shares are convertible into such number of shares of Pilot-California Common Stock as set forth in the Pilot-California Articles of Incorporation, as amended, shall, by virtue of the Merger and without any action by the Constituent Corporations, the holder of such shares or any other person, be converted into and exchanged for two fully paid and non-assessable shares of Series A, B, C, D, E and F Preferred Stock of the Surviving Corporation, $0.001 par value, respectively, having such rights, preferences and privileges as set forth in the Certification of Incorporation of the Surviving Corporation.

     3.3  PILOT NETWORK SERVICES, INC. -CALIFORNIA OPTIONS, STOCK PURCHASE
          ----------------------------------------------------------------
RIGHTS AND CONVERTIBLE SECURITIES.
---------------------------------

          (a) Upon the Effective Date of the Merger, the Surviving Corporation shall assume the obligations of Pilot-California under Pilot-California's 1994 Stock Plan, 1998 Stock Option Plan, 1998 Employee Stock Purchase Plan and 1998 Directors' Stock Option Plan and all other employee benefit plans of Pilot-California. Each outstanding and unexercised option, other right to purchase, or security convertible into, Pilot-California Common Stock or Preferred Stock (a "Right") shall become, subject to the provisions in paragraph (c) hereof, an
 -----
option, right to purchase, or a security convertible into the Surviving Corporation's Common Stock or Preferred Stock, respectively, on the basis of two shares of the Surviving Corporation's Common Stock or Preferred Stock, as the case may be, for each one share of Pilot-California Common Stock or Preferred Stock, issuable pursuant to any such Right, on the same terms and conditions and at an exercise price per share appropriately adjusted to reflect the exchange ratio applicable to the shares issuable upon exercise of any such Pilot-California Right at the Effective Date of the Merger.

          (b) A number of shares of the Surviving Corporation's Common Stock and Preferred Stock shall be reserved for issuance upon the exercise or conversion of Rights equal to two times the number of shares of Pilot-California Common Stock and Preferred Stock so reserved immediately prior to the Effective Date of the Merger.

     3.4  PILOT NETWORK SERVICES, INC. -DELAWARE COMMON STOCK.  Upon the
          ---------------------------------------------------
Effective Date of the Merger, each share of Common Stock, $0.001 par value, of Pilot Network Services, Inc.-Delaware issued and outstanding immediately prior thereto shall, by virtue of the Merger and without any action by Pilot-Delaware, the holder of such shares or any other person, be canceled and returned to the status of authorized but unissued shares.

     3.5  EXCHANGE OF CERTIFICATES.  After the Effective Date of the Merger,
          ------------------------
each holder of an outstanding certificate representing shares of Pilot-California Common Stock or Preferred Stock may be asked to surrender the same for cancellation to an exchange agent, whose name will be delivered to holders prior to any requested exchange (the "Exchange Agent"), and each such holder
                                       --------------
shall be entitled to receive in exchange therefor a certificate or certificates representing the number of shares of the appropriate class and series of the Surviving Corporation's capital stock into which the surrendered shares were converted as herein provided. Until so surrendered, each outstanding certificate theretofore representing shares of Pilot-California capital stock shall be deemed for all purposes to represent the number of whole shares of the appropriate class and series of the Surviving Corporation's capital stock into which such shares of Pilot-California capital stock were converted in the Merger.

     The registered owner on the books and records of the Surviving Corporation or the Exchange Agent of any such outstanding certificate shall, until such certificate shall have been surrendered for transfer or conversion or otherwise accounted for to the Surviving Corporation or the Exchange Agent, have and be entitled to exercise any voting and other rights with respect to and to receive dividends and other distributions upon the shares of capital stock of the Surviving Corporation represented by such outstanding certificate as provided above.

     Each certificate representing capital stock of the Surviving Corporation so issued in the Merger shall bear the same legends, if any, with respect to the restrictions on transferability as the certificates of Pilot-California so converted and given in exchange therefor, unless otherwise determined by the Board of Directors of the Surviving Corporation in compliance with applicable laws.

     If any certificate for shares of Surviving Corporation's stock is to be issued in a name other than that in which the certificate surrendered in exchange therefor is registered, it shall be a condition of issuance thereof that the certificate so surrendered shall be properly endorsed and otherwise in proper form for transfer, that such transfer otherwise be proper and comply with applicable securities laws and that the person requesting such transfer pay to the Exchange Agent any transfer or other taxes payable by reason of the issuance of such new certificate in a name other than that of the registered holder of the certificate surrendered or establish to the satisfaction of the Surviving Corporation that such tax has been paid or is not payable.

     4.   GENERAL
          -------

     4.1  COVENANTS OF PILOT NETWORK SERVICES, INC. -DELAWARE. Pilot-Delaware
          ---------------------------------------------------
covenants and agrees that it will, on or before the Effective Date of the
Merger:

          (a) Qualify to do business as a foreign corporation in the State of California and irrevocably appoint an agent for service of process as required under the provisions of Section 2105 of the California General Corporation Law.

          (b) File any and all documents with the California Franchise Tax Board necessary for the assumption by Pilot-Delaware of all of the franchise tax liabilities of Pilot-California; and

          (c) Take such other actions as may be required by the California General Corporation Law.

     4.2  FURTHER ASSURANCES.  From time to time, as and when required by Pilot-
          ------------------
Delaware or by its successors or assigns, there shall be executed and delivered on behalf of Pilot-California such deeds and other instruments, and there shall be taken or caused to be taken by it such further and other actions, as shall be appropriate or necessary in order to vest or perfect in or conform of record or otherwise by Pilot-Delaware the title to and possession of all the property, interests, assets, rights, privileges, immunities, powers, franchises and authority of Pilot-California and otherwise to carry out the purposes of this Agreement, and the officers and directors of Pilot-Delaware are fully authorized in the name and on behalf of Pilot-California or otherwise to take any and all such action and to execute and deliver any and all such deeds and other instruments.

     4.3  ABANDONMENT.  At any time before the Effective Date of the Merger,
          -----------
this Agreement may be terminated and the Merger may be abandoned for any reason whatsoever by the Board of Directors of either Pilot-California or Pilot-Delaware, or both, notwithstanding the approval of this Agreement by the shareholders of Pilot-California or by the sole stockholder of Pilot-Delaware, or by both.

     4.4  AMENDMENT.  The Boards of Directors of the Constituent Corporations
          ---------
may amend this Agreement at any time prior to the filing of this Agreement (or certificate in lieu thereof) with the Secretary of State of the State of Delaware, provided that an amendment made subsequent to the adoption of this Agreement by the stockholders of either Constituent Corporation shall not: (a) alter or change the amount or kind of shares, securities, cash, property and/or rights to be received in exchange for or on conversion of all or any of the shares of any class or series thereof of such Constituent Corporation, (b) alter or change any term of the Certificate of Incorporation of the Surviving Corporation to be effected by the Merger, or (c) alter or change any of the terms and conditions of this Agreement if such alteration or change would adversely affect the holders of any class of shares or series of capital stock of such Constituent Corporation.

     4.5  REGISTERED OFFICE.  The registered office of the Surviving Corporation
          -----------------
in the State of Delaware is located at The Prentice-Hall Corporation System, Inc., 1013 Centre Road, in the City of Wilmington, Delaware 19801, County of New Castle, and The Prentice-Hall Corporation System is the registered agent of the Surviving Corporation at such address.

     4.6  FIRPTA NOTIFICATION.
          -------------------

          (a) On the Effective Date of the Merger, Pilot-California shall deliver to Pilot-Delaware, as agent for the shareholders of Pilot-California, a properly executed statement (the "Statement") in substantially the form attached
                                  ---------
hereto as Exhibit A. Pilot-Delaware shall retain the Statement for a period of
          ---------
not less than seven years and shall, upon request, provide a copy thereof to any person that was a shareholder of Pilot-California immediately prior to the Merger. In consequence of the approval of the Merger by the shareholders of Pilot-California, (i) such shareholders shall be considered to have requested that the Statement be delivered to Pilot-Delaware as their agent and (ii) Pilot-Delaware shall be considered to have received a copy of the Statement at the request of the Pilot-California shareholders for purposes of satisfying Pilot-Delaware's obligations under Treasury Regulation Section 1.1445-2(c)(3).

          (b) Pilot-California shall deliver to the Internal Revenue Service a notice regarding the Statement in accordance with the requirements of Treasury Regulation Section 1.897-2(h)(2).

     4.7  AGREEMENT.  Executed copies of this Agreement will be on file at the
          ---------
principal place of business of the Surviving Corporation at 1080 Marina Village Parkway, Alameda, CA 94501 and copies thereof will be furnished to any stockholder of either Constituent Corporation, upon request and without cost.

     4.8  GOVERNING LAW; JURISDICTION.  This Agreement and all acts and
          ---------------------------
transactions pursuant hereto and the rights and obligations of the parties hereto shall be governed, construed and interpreted in accordance with the laws of the State of California, without giving effect to principles of conflicts of law. Each of the parties to this Agreement consents to the exclusive jurisdiction and venue of the courts of the state and federal courts of Alameda County, California.

     4.9  COUNTERPARTS.  This Agreement may be executed in two or more
          ------------
counterparts, each of which shall be deemed an original and all of which together shall constitute one instrument.

     The undersigned authorized representatives of the Constituent Corporation have executed and acknowledged this Agreement as of the date first set forth above.

                                    Pilot Network Services, Inc., a Delaware corporation

                                    ___________________________________
                                    M. Marketta Silvera,
                                    President and Chief Executive Officer


                                    Pilot Network Services, Inc., a California corporation


                                    ___________________________________
                                    M. Marketta Silvera,
                                    President and Chief Executive Officer

                    EXHIBIT A -- FORM OF FIRPTA CERTIFICATE

                                July ____, 1998


Assistant Commissioner (International)
Director, Office of Compliance
OP:I:C:E:666
950 L'Enfant Plaza South, S.W.
COMSAT Building
Washington, D.C. 20024

     NOTICE TO THE INTERNAL REVENUE SERVICE OF PILOT NETWORK SERVICES, INC. UNITED STATES REAL PROPERTY HOLDING CORPORATION STATUS UNDER TREASURY REGULATION 1.897-2(H)(2)

Dear Sir:

     1. This Notice is being filed by Pilot Network Services, Inc., ("Target") pursuant to section 1.897-2(h)(2) of the Treasury Regulations promulgated under the Internal Revenue Code of 1986, as amended (the "Code").

     2. The undersigned, on behalf of Target hereby declares that stock of Target is not a United States real property interest within the meaning of section 897 of the Code because Target is not and has not been a United States real property holding corporation as that term is defined in section 897(c)(2) of the Code during the applicable period specified in section 897(c)(1)(A)
(ii) of the Code.

     3.   Target's United States taxpayer identifying number is: [_________]

     4.   Target's address is:

                        1080 Marina Village Parkway
                        Alameda, California 94501

     5. In connection with the acquisition of Target by Pilot Network Services, Inc. ("Acquiror"), the undersigned provided the attached statement to Acquiror declaring that an interest in Target is not a United States real property interest. The statement was voluntarily provided in response to a request from the transferee, Acquiror under Regulation 1. 1445-2(c)(3)(i).

     Acquiror's United States taxpayer identifying number is:[____________]

     Acquiror's address is:

                    [________________
                    ________________
                    ________________]

     6. No supplemental statements pursuant to Treasury Regulations section 1.897-2(h)(5) are required to be filed herewith.

     7. Under penalties of perjury the undersigned declares that she has examined this certification, and the attachment hereto, and to the best of his knowledge and belief they are true, correct and complete. The undersigned further declares that she is a responsible officer and that she has authority to sign this document on behalf of Target.

     A copy of the statement provided pursuant to Treasury Regulation
(S)(S)1.897-2(h)(2) and 1.1445-2(c)(3)(i) is attached.



                                             _________________________________
                                             M. Marketta Silvera, President

                         PILOT NETWORK SERVICES, INC.

                           A California Corporation

                OFFICERS' CERTIFICATE OF APPROVAL OF THE MERGER


     M. Marketta Silvera and William Leetham certify that:

     1. They are the President and Chief Executive Officer and the Secretary, respectively, of Pilot Network Services, Inc. a corporation organized under the laws of the State of California.

     2. The corporation has authorized two classes of stock, designated "Common Stock" and "Preferred Stock," respectively.

     3. There were _______ shares of Common Stock and _______ shares of Preferred Stock outstanding as of the record date (the "Record Date") and entitled to vote by written consent of the shareholders whereby the Agreement and Plan of Merger attached hereto (the "Merger Agreement") was approved.

     4. The principal terms of the Merger Agreement were approved by the Board of Directors and by the vote of a number of shares of each class and series of stock which equaled or exceeded the vote required.

     5. The percentage vote required was more than 50% of the outstanding shares of Common Stock and more than 50% of the outstanding shares of Preferred Stock, voting as a single class.

     M. Marketta Silvera and William Leetham further declare under penalty of perjury under the laws of the States of California and Delaware that each has read the foregoing certificate and knows the contents thereof and that the same is true and correct of his/ her own knowledge.

     Executed in ____________________, California on July____, 1998.



_______________________________________
M. Marketta Silvera, President and
Chief Executive Officer



_______________________________________
William Leetham, Secretary

                         PILOT NETWORK SERVICES, INC.

                            A Delaware Corporation

                  OFFICERS' CERTIFICATE OF APPROVAL OF MERGER

     M. Marketta Silvera and William Leetham certify that:

     1. They are the President and Chief Executive Officer and the Secretary, respectively, of Pilot Network Services, Inc., a corporation organized under the laws of the State of Delaware.

     2. The corporation has authorized two classes of stock, designated "Common Stock" and "Preferred Stock," respectively.

     3. There are 100 shares of Common Stock outstanding and entitled to vote on the Agreement and Plan of Merger attached hereto (the "Merger Agreement"). There are no shares of Preferred Stock outstanding.

     4. The principal terms of the Merger Agreement were approved by the Board of Directors and by the vote of a number of shares of each class and series of stock which equaled or exceeded the vote required.

     5. The percentage vote required was more than 50% of the votes entitled to be cast by holders of outstanding shares of Common Stock.

     M. Marketta Silvera and William Leetham further declare under penalty of perjury under the laws of the States of Delaware and California that each has read the foregoing certificate and knows the contents thereof and that the same is true and correct of each's own knowledge.

     Executed in ________________________, California on July ___, 1998.


_______________________________________
M. Marketta Silvera, President and
Chief Executive Officer



_______________________________________
William Leetham, Secretary